Marrone Bio Innovations Appoints Large Growers, Keith McGovern and Stuart Woolf, to Board of Directors

Company Forms Advisory Council to Advise the Board and Management’s Strategic Vision for the Company

August 2, 2018, Davis, Calif. — Marrone Bio Innovations, Inc. (MBI) (NASDAQ: MBII), a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets, today announced the appointment of Keith McGovern and Stuart Woolf to its Board of Directors, concurrent with the retirement of Richard Rominger. In conjunction, the Company has also formed an Advisory Council to guide and advise the Board of Directors and management’s strategic vision for Marrone Bio Innovations.

Keith McGovern brings over 30 years of experience in the agriculture industry to the Board of Directors, specializing in the management of commercial potato farming and processing operations. Mr. McGovern is President of R.D. Offutt Farms, one of the largest farming and food processing firms in the United States. Under his direction, the company sustainably manages a land base of approximately 210,000 acres. Mr. McGovern also serves on the Management Committee of Lamb-Weston/RDO Frozen, a joint venture frozen potato product processing plant. Additionally, Mr. McGovern serves on the Board of Directors of the Alliance for Potato Research and Education, and on the Board of Governors of Idahoan Foods, LLC, a major producer of potato flake products. Mr. McGovern is a graduate of Embry Riddle Aeronautical University with a degree in Aeronautical Science.

“I am thrilled to join a true industry thought leader such as Marrone Bio Innovations as it pushes forward sustainable farming practices globally through the promotion of its biological pest control products,” said Mr. McGovern.

Stuart Woolf is President and CEO of Woolf Farming & Processing, a family owned producer and processor of agricultural commodities, including tomatoes and almonds. Concurrently, Mr. Woolf is the Managing Partner of Harris Woolf California Almonds and Los Gatos Tomato Products. Mr. Woolf has served as Chairman of the California League of Food Processors, the Almond Board of California, and of the UC President’s Commission of Agriculture and Natural Resources. Mr. Woolf currently serves on the board of Ruiz Food Products and Western Growers Association. Mr. Woolf received a Bachelor’s degree in Liberal Arts from the University of California at Berkeley and an MBA at Boston College.

“I look forward to joining the Board of Directors of Marrone Bio Innovations as the company works to build a sustainable farming future,” said Mr. Woolf. “I’m keenly interested in the unique benefits offered by biological pest control products and look forward to working with management to make them ever-more mainstream.”

“The appointment of Keith and Stuart to our Board of Directors brings us a wealth of industry expertise and thought leadership as we continue to grow to become a larger, more mature company,” said Dr. Pam Marrone, Founder and Chief Executive Officer of Marrone Bio Innovations. “I am also very grateful to Richard for his 12 years of service as a former Chair of the Board, Board member and founding investor. He has been instrumental in building MBI into the innovator that it is today. His mentorship and steadfast support for MBI, sustainable farming and biologicals has been invaluable.”

Marrone Bio Innovations has also formed an Advisory Council to Guide the Board of Director’s strategic vision for Marrone Bio Innovations.

“We have formed an Advisory Council that we expect will help guide management’s and the Board of Directors’ efforts in developing the Company’s strategic vision for development and sales of our products,” said Bob Woods, MBI’s Board Chair. “The founding members of the Advisory Council, Carl Casale and Tom Wiltrout, will help us improve our understanding of the industry; including the risks, threats and opportunities related to the our business. The Advisory Council’s guidance will be instrumental in recruiting key personnel, developing longstanding industry relationships and establishing key strategic partnerships.”

Carl Casale is a veteran executive, investor and farm operator, coming from a family deeply rooted in agriculture. He also serves as an independent board member for both Syngenta AG, a leading global agricultural firm, and Ecolab, a global provider of water, hygiene and energy technologies and services. Mr. Casale previously served as CEO of CHS Inc., the United States’ largest member-cooperative and a Fortune 100 company. Prior to CHS Inc., Mr. Casale spent 26 years as a senior executive with Monsanto.

Tom Wiltrout serves as a management consultant for several agricultural firms through his company, Third Thirty LLC, which he founded after retiring from a 34 year career at Dow AgroSciences. In his current capacity, Tom works with senior leadership to develop and refine business strategy and investment priorities. Prior to his time at Dow AgroSciences, Tom worked as a sales representative for Elanco Products Company, where he was later named Marketing Manager at the time of the Dow Elanco joint venture. He later was instrumental in the founding of Dow AgroSciences’ Global Seeds Business Unit.

About Marrone Bio Innovations

Marrone Bio Innovations, Inc. (NASDAQ: MBII) strives to lead the movement to more sustainable world through the discovery, development and sale of innovative biological products for crop protection, plant health and waterway systems treatment. MBI has screened over 18,000 microorganisms and 350 plant extracts, leveraging its in-depth knowledge of plant and soil microbiomes enhanced by advanced molecular technologies to rapidly develop seven effective and environmentally responsible pest management products to help customers operate more sustainably while uniquely improving plant health and increasing crop yields. Supported by a robust portfolio of over 400 issued and pending patents around its superior natural product chemistry, MBI’s currently available commercial products are Regalia®, Grandevo®, Venerate®, Majestene®, Haven® Stargus® and Amplitude™, Zelto® and Zequanox®.

Marrone Bio Innovations is dedicated to pioneering smart biopesticide solutions that support a better tomorrow for both farmers, turf managers and consumers around the globe. For more information, please visit www.marronebio.com.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include the Company’s potential to promote sustainable farming practices and biological pest control products globally and the ability of the Advisory Council to assist the Company’s management and Board of Directors. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including weather, regulatory and other factors affecting demand for the MBI’s products, any difficulty in marketing MBI’s products in its target markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the SEC. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of current information, future events or otherwise.

Marrone Bio Innovations Contacts:
Pam Marrone, CEO and Founder
Telephone: +1 (530) 750-2800
Email: Info@marronebio.com

MBI Investor Relations:
Greg Falesnik
Managing Director
MZ Group – MZ North America
Main: 949-385-6449
MBII@mzgroup.us
www.mzgroup.us